                                                                    Exhibit 9(g)

            ADDENDUM NO. 2 TO TRANSFER AGENCY AND SERVICES AGREEMENT
            --------------------------------------------------------


          This Addendum, dated as of the 30th day of July, 1997, is entered into between PEGASUS FUNDS (the "Trust"), a Massachusetts business trust, and FIRST DATA INVESTOR SERVICES GROUP, INC. ("FDISG"), a Massachusetts Corporation.

          WHEREAS, the Trust and FDISG have entered into a Transfer Agency and Services Agreement dated August 5, 1996 and Addendum No. 1 (the "Transfer Agency Agreement"), pursuant to which the Trust appointed FDISG to act as transfer agent (the "Transfer Agent") to the Trust's Growth Fund, International Equity Fund, Equity Index Fund, Growth and Value Fund, Intrinsic Value Fund, Mid-Cap Opportunity Fund, Equity Income Fund, Small-Cap Opportunity Fund, Bond Fund, High Yield Bond, Short Bond Fund, Intermediate Bond Fund, Municipal Bond Fund, Michigan Municipal Bond Fund, Intermediate Municipal Bond Fund, Income Fund, International Bond Fund, Money Market Fund, Treasury Money Market Fund, Municipal Money Market Fund, Michigan Municipal Money Market Fund, Cash Management Fund, Treasury Cash Management, U.S. Government Securities Cash Management Fund, Treasury Prime Cash Management Fund, Managed Assets Balanced Fund, Managed Assets Conservative Fund and Managed Assets Growth Fund (each, a "Fund");

          WHEREAS, Article 14 of the Transfer Agency Agreement provides that in the event the Trust establishes one or more additional portfolios with respect to which it desires to retain FDISG to act as the Transfer Agent under the Transfer Agency Agreement, the Trust shall so notify FDISG in writing, and if FDISG is willing to render such services in accordance with the fees set forth in Schedule B of the Transfer Agency Agreement, the parties shall amend the Schedule of Portfolios to include such additional portfolios;

          WHEREAS, pursuant to Article 14 of the Transfer Agency Agreement, the Trust has notified FDISG that it has established the Municipal Cash Management Fund and that it desires to retain FDISG to act as the Transfer Agent therefor, and FDISG has notified the Trust that it is willing to serve as Transfer Agent for such Funds.

          NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

          1. Appointment. The Trust hereby appoints FDISG to act as Transfer Agent to the Trust for the Municipal Cash Management Fund for the period and on the terms set forth in the

Transfer Agency Agreement. FDISG hereby accepts such appointment and agrees to render the services set forth in the Transfer Agency Agreement, for the compensation set forth in Schedule B of the Transfer Agency Agreement.

          2. Capitalized Terms. From and after the date hereof, the terms "Fund" and "Funds" as used in the Transfer Agency Agreement, as amended shall be deemed to include the Municipal Cash Management Fund. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Transfer Agency Agreement.

          3. Miscellaneous. Except to the extent supplemented hereby, the Transfer Agency Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects as supplemented hereby.

          IN WITNESS WHEREOF, the undersigned have executed this Addendum as of the date and year first above written.


                                  PEGASUS FUNDS


                                  By: /s/ Donald G. Sutherland
                                      ------------------------------------
                                      Donald G. Sutherland
                                      President and Trustee

                                  FIRST DATA INVESTOR SERVICES GROUP, INC.


                                  By: /s/ Gerald G. Kokos
                                      ------------------------------------
                                      Gerald G. Kokos
                                      Executive Vice President

                                      -2-